EXHIBIT 23.2
                                                                    ------------



                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in this Registration Statement of Triarc Companies, Inc. on Form S-8 of our report dated February 2, 2001, with respect to the consolidated financial statements of Encore Capital Group, Inc. (formerly MCM Capital Group, Inc.) as of December 31, 2000 and for each of the two years in the period then ended, included as Exhibit 99.1 to the Annual Report on Form 10-K of Triarc Companies, Inc. for the fiscal year ended December 30, 2001.


/s/ Ernst & Young LLP


Kansas City, Missouri
July 29, 2002